      MORGAN STANLEY INSTITUTIONAL FUND, INC. - U.S. REAL ESTATE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

                                               TOTAL        AMOUNT OF    % OF    % OF
              PURCHASE/   SIZE   OFFERING      AMOUNT         SHARES   OFFERING  FUNDS
  SECURITY      TRADE      OF    PRICE OF        OF         PURCHASED PURCHASED  TOTAL                         PURCHASED
  PURCHASED     DATE    OFFERING  SHARES      OFFERING       BY FUND   BY FUND  ASSETS        BROKERS            FROM
------------- --------- -------- -------- ----------------- --------- --------- ------ -------------------- --------------
    HRPT      03/18/10     --     $ 7.250   $ 30,000,000.00   136,230      0.45%  0.12%    Morgan Stanley,   Wachovia/Wells
 Properties                                                                              Citi, Wells Fargo       Fargo
   Trust                                                                                    Securities,
                                                                                       Jefferies & Company,
                                                                                          Morgan Keegan &
                                                                                        Company, Inc., RBC
                                                                                       Capital Markets, UBS
                                                                                         Investment Bank,
                                                                                         Janney Montgomery
                                                                                       Scott, Oppenheimer &
                                                                                                Co.

    AMB       04/07/10     --     $27.500   $ 15,800,000.00    88,650      0.56%  0.28% Morgan Stanley, J.P.      BofA
  Property                                                                             Morgan, BofA Merrill     Merrill
   Corp.                                                                               Lynch, Daiwa Capital      Lynch
                                                                                       Markets, ING, Scotia
                                                                                          Capital, Credit
                                                                                       Agricole CIB, HSBC,
                                                                                          Mitsubishi UFJ
                                                                                          Securities, PNC
                                                                                              Capital

   Biomed     04/14/10     --     $17.250   $ 11,500,000.00    35,950      0.31%  0.07%    Raymond James,        Raymond
   Realty                                                                              Morgan Stanley, UBS      James &
 Trust Inc.                                                                              Investment Bank,     Associates
                                                                                            Wells Fargo
                                                                                       Securities, Keybanc
                                                                                         Capital Markets,
                                                                                       Baird, Creit Suisse,
                                                                                           Deutsche Bank
                                                                                          Securities, RBC
                                                                                         Capital Markets,
                                                                                            RBS, Stifel
                                                                                           Nicolaus, BMO
                                                                                          Capital Markets

   Hudson     06/23/10     --     $17.000   $12,800,000.00   275,690    0.2.15%  0.49% BofA Merrill Lynch,     Barclays
  Pacific                                                                                Barclays Capital,
 Properties                                                                               Morgan Stanley,
                                                                                            Wells Fargo
                                                                                          Securities, BMO
                                                                                         Capital Markets,
                                                                                          KeyBanc Capital
                                                                                              Markets